Exhibit 99.2 Third Quarter 2025 Earnings Results Presentation October 14, 2025

Results Snapshot

Goldman Sachs

"This quarter's results reflect the strength of our client franchise and focus on executing our strategic priorities in an improved market environment. Across our business, clients continue to turn to us for their most complex and consequential matters. We know that conditions can change quickly and so we remain focused on strong risk management. Longer term, we are prioritizing the need to operate more efficiently to seamlessly deliver the firm to our clients helped by new AI technologies."

— **David Solomon**, *Chairman and Chief Executive Officer*

Net Revenues	
3Q25	$15.18 billion
3Q25 YTD	$44.83 billion

Net Earnings	
3Q25	$ 4.10 billion
3Q25 YTD	$12.56 billion

EPS	
3Q25	$12.25
3Q25 YTD	$37.33

Annualized ROE[1]	
3Q25	14.2%
3Q25 YTD	14.6%

Annualized ROTE[1]	
3Q25	15.2%
3Q25 YTD	15.6%

Book Value Per Share	
3Q25	$353.79
YTD Growth	5.1%

Quarterly Highlights

- 3rd highest quarterly net revenues
- #1 in announced and completed M&A; #2 in high-yield debt and leveraged loan offerings[2]; Strong Investment banking fees and Equities net revenues, incl. record Equities financing
- Record AUS[3] of $3.45 trillion; 31st consecutive quarter of long-term fee-based net inflows
- Record Management and other fees; Record Private banking and lending net revenues
- Completed the sale of the General Motors (GM) credit card program in 3Q25

Selected Items[4]

$ in millions, except per share amounts	3Q25	3Q25 YTD
Pre-tax earnings:		
AWM historical principal investments[5]	$ 38	$ (158)
GM Card / Seller financing	(27)	(62)
Total impact to pre-tax earnings	$ 11	$ (220)
Impact to net earnings	$ 8	$ (172)
Impact to EPS	$ 0.02	$ (0.54)
Impact to ROE	0.0pp	(0.3)pp

1

Financial Overview

Goldman Sachs

Financial Results

$ in millions, except per share amounts	3Q25	vs. 2Q25	vs. 3Q24	3Q25 YTD	vs. 3Q24 YTD
Global Banking & Markets	$ 10,115	–	18%	$ 30,942	17%
Asset & Wealth Management	4,399	16%	17%	11,856	4%
Platform Solutions	670	(2)%	71%	2,031	16%
Net revenues	**15,184**	4%	20%	**44,829**	13%
Provision for credit losses	339	(12)%	(15)%	1,010	1%
Operating expenses	9,453	2%	14%	27,822	9%
Pre-tax earnings	**$ 5,392**	9%	35%	**$ 15,997**	22%
Net earnings	$ 4,098	10%	37%	$ 12,559	24%
Net earnings to common	**$ 3,860**	11%	39%	**$ 11,916**	24%
Diluted EPS	**$ 12.25**	12%	46%	**$ 37.33**	30%
ROE[1]	**14.2%**	1.4pp	3.8pp	**14.6%**	2.6pp
ROTE[1]	**15.2%**	1.6pp	4.1pp	**15.6%**	2.7pp
Efficiency Ratio[3]	**62.3%**	(1.1)pp	(3.2)pp	**62.1%**	(2.2)pp

Financial Overview Highlights

- 3Q25 results included EPS of $12.25 and ROE of 14.2%
  - 3Q25 net revenues were significantly higher YoY, reflecting higher net revenues across all segments
  - 3Q25 provision for credit losses of $339 million primarily reflected net provisions related to the credit card portfolio (driven by net charge-offs)
  - 3Q25 operating expenses were higher YoY, primarily reflecting increases in compensation and benefits expenses (reflecting improved operating performance), transaction based expenses, charitable contributions to Goldman Sachs Gives and net provisions for litigation and regulatory proceedings

Net Revenues by Segment ($ in millions)



$15,184
$14,583
$12,699
$10,115
$10,120
$8,554
$4,399
$3,778
$3,754
$670
$685
$391
3Q25
2Q25
3Q24
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

2

Global Banking & Markets

Financial Results

$ in millions	3Q25	vs. 2Q25	vs. 3Q24	3Q25 YTD	vs. 3Q24 YTD
Investment banking fees	$ 2,657	21%	42%	$ 6,762	19%
FICC	3,472	–	17%	11,343	8%
Equities	3,736	(13)%	7%	12,229	23%
Other	250	55%	10%	608	78%
Net revenues	10,115	–	18%	30,942	17%
Provision for credit losses	86	(52)%	59%	330	247%
Operating expenses	5,734	(1)%	15%	17,313	14%
Pre-tax earnings	$ 4,295	3%	22%	$ 13,299	19%
Net earnings	$ 3,257	4%	23%	$ 10,441	21%
Net earnings to common	$ 3,070	5%	23%	$ 9,939	21%
Average common equity	$ 78,000	–	3%	$ 78,013	3%
Return on average common equity	15.7%	0.7pp	2.6pp	17.0%	2.5pp

Global Banking & Markets Highlights

- 3Q25 net revenues were higher YoY
  - Investment banking fees reflected significantly higher net revenues in Advisory and Debt underwriting and higher net revenues in Equity underwriting
  - FICC reflected significantly higher net revenues in intermediation and higher net revenues in financing
  - Equities reflected significantly higher net revenues in financing, partially offset by lower net revenues in intermediation
- Investment banking fees backlog[3] was essentially unchanged QoQ
- 3Q25 select data[3]:
  - Total assets of $1.54 trillion
  - Loan balance of $153 billion
  - Net interest income of $1.96 billion

Global Banking & Markets Net Revenues ($ in millions)


$10,115
$2,657
$3,472
$3,736
$250
$10,120
$2,191
$3,467
$4,301
$161
$8,554
$1,865
$2,962
$3,500
$227
3Q25
2Q25
3Q24
Investment banking fees
FICC
Equities
Other

3

Global Banking & Markets – Net Revenues

Net Revenues

$ in millions	3Q25	vs. 2Q25	vs. 3Q24	3Q25 YTD	vs. 3Q24 YTD
Advisory	$ 1,404	20%	60%	$ 3,370	31%
Equity underwriting	465	9%	21%	1,263	7%
Debt underwriting	788	34%	30%	2,129	11%
Investment banking fees	2,657	21%	42%	6,762	19%
FICC intermediation	2,437	1%	21%	8,250	6%
FICC financing	1,035	(1)%	9%	3,093	17%
FICC	3,472	–	17%	11,343	8%
Equities intermediation	2,020	(22)%	(9)%	7,162	20%
Equities financing	1,716	1%	33%	5,067	27%
Equities	3,736	(13)%	7%	12,229	23%
Other	250	55%	10%	608	78%
Net revenues	$ 10,115	–	18%	$ 30,942	17%

Global Banking & Markets Net Revenues Highlights

- 3Q25 Investment banking fees were significantly higher YoY
  - Advisory reflected a significant increase in completed mergers and acquisitions volumes
  - Equity underwriting primarily reflected significantly higher net revenues from initial public offerings
  - Debt underwriting primarily reflected an increase in leveraged finance activity
- 3Q25 FICC net revenues were higher YoY
  - FICC intermediation reflected significantly higher net revenues in interest rate products and higher net revenues in mortgages and commodities, partially offset by significantly lower net revenues in currencies and lower net revenues in credit products
  - FICC financing primarily reflected higher net revenues from mortgages and structured lending
- 3Q25 Equities net revenues were higher YoY
  - Equities intermediation reflected significantly lower net revenues in cash products
  - Record Equities financing primarily reflected significantly higher net revenues in prime financing

4

Asset & Wealth Management

Financial Results

$ in millions	3Q25	vs. 2Q25	vs. 3Q24	3Q25 YTD	vs. 3Q24 YTD
Management and other fees:					
Asset management	$ 1,254	3%	6%	$ 3,658	8%
Wealth management	1,691	6%	17%	4,795	14%
Total Management and other fees	2,945	5%	12%	8,453	11%
Incentive fees	77	(25)%	(9)%	308	41%
Private banking and lending	1,057	34%	40%	2,571	20%
Equity investments	116	N.M.	–	110	(83)%
Debt investments	204	146%	15%	414	(50)%
Net revenues	4,399	16%	17%	11,856	4%
Provision for credit losses	(33)	68%	70%	(116)	39%
Operating expenses	3,296	9%	16%	9,203	4%
Pre-tax earnings	$ 1,136	34%	12%	$ 2,769	(1)%
Net earnings	$ 871	36%	14%	$ 2,174	1%
Net earnings to common	$ 828	39%	14%	$ 2,055	–
Average common equity	$ 26,125	–	(1)%	$ 26,096	(1)%
Return on average common equity	12.7%	3.5pp	1.7pp	10.5%	0.1pp

Asset & Wealth Management Highlights

- 3Q25 net revenues were higher YoY
  - Management and other fees primarily reflected the impact of higher average AUS
  - Private banking and lending net revenues increased, primarily driven by the payment of interest on a previously impaired loan
  - Debt investments reflected net mark-ups compared with net mark-downs in 3Q24, partially offset by lower net interest income due to a reduction in the debt investments balance sheet
- 3Q25 YTD pre-tax margin of 23% and ROE of 10.5% (including an approximate 1.5pp reduction to pre-tax margin and an approximate 2.5pp reduction to ROE from historical principal investments[5])
- 3Q25 select data[3]:
  - Total assets of $206 billion
  - Loan balance of $51 billion, of which $44 billion related to Private banking and lending
  - Net interest income of $1.08 billion
  - Total Wealth management client assets[6] of ~$1.8 trillion

Asset & Wealth Management Net Revenues ($ in millions)



$4,399
$2,945
$77
$1,057
$116
$204
$3,778
$2,805
$102
$789
$83
$(1)
$3,754
$2,619
$85
$756
$116
$178
3Q25
2Q25
3Q24
Management and other fees
Incentive fees
Private banking and lending
Equity investments
Debt investments

5

Asset & Wealth Management – Assets Under Supervision

AUS Highlights[3]

- During the quarter, AUS increased $159 billion to a record $3.45 trillion
  - Net market appreciation primarily in equity and fixed income assets
  - Net inflows across all asset classes
- Total AUS net inflows of $79 billion during the quarter, of which:
  - $29 billion of net inflows in Institutional client channel
  - $28 billion of net inflows in Third-party distributed client channel
  - $22 billion of net inflows in Wealth management client channel

AUS Rollforward[3]

$ in billions	3Q25	2Q25	3Q24
Beginning balance	**$ 3,293**	$ 3,173	$ 2,934
Long-term AUS net inflows / (outflows)	**56**	17	29
Liquidity products	**23**	(12)	37
Total AUS net inflows / (outflows)	**79**	5	66
Net market appreciation / (depreciation)	**80**	115	103
Ending balance	**$ 3,452**	$ 3,293	$ 3,103

AUS by Asset Class[3]

$ in billions	3Q25	2Q25	3Q24
Alternative investments	**$ 374**	$ 355	$ 328
Equity	**914**	857	780
Fixed income	**1,313**	1,253	1,220
Total long-term AUS	**2,601**	2,465	2,328
Liquidity products	**851**	828	775
Total AUS	**$ 3,452**	$ 3,293	$ 3,103

AUS by Client Channel[3]

$ in billions	3Q25	2Q25	3Q24
Institutional	**$ 1,190**	$ 1,140	$ 1,126
Wealth management	**1,062**	1,003	913
Third-party distributed	**1,200**	1,150	1,064
Total AUS	**$ 3,452**	$ 3,293	$ 3,103

3Q25 AUS by Region and Vehicle[3]


Region
70%
23%
7%
Americas
EMEA
Asia


Vehicle
55%
30%
15%
Separate accounts
Public funds
Private funds and other

6

Asset & Wealth Management – Alternative Investments

Alternative Investments Highlights[3]

- 3Q25 Management and other fees from alternative investments were $597 million, up 13% compared with 3Q24
- During the quarter, alternative investments AUS increased $19 billion to $374 billion
- 3Q25 gross third-party alternatives fundraising across strategies was $33 billion, including:
  - $18 billion in corporate equity, $9 billion in credit, $2 billion in real estate and $4 billion in hedge funds and other
  - $393 billion raised since the end of 2019
- During the quarter, on-balance sheet alternative investments declined by $1.4 billion to $33.9 billion
  - Historical principal investments[5] declined by $1.1 billion to $6.9 billion (attributed equity of $3.1 billion) and included $1.0 billion of loans, $1.8 billion of debt securities, $3.1 billion of equity securities and $1.0 billion of CIEs

Alternative Investments AUS and Effective Fees[3]

	3Q25	
$ in billions	Average AUS	Effective Fees (bps)
Corporate equity	$ 140	75
Credit	72	60
Real estate	30	56
Hedge funds and other	83	59
Funds and discretionary accounts	325	66
Advisory accounts	38	19
Total alternative investments AUS	$ 363	61

On-Balance Sheet Alternative Investments[3]

$ in billions	3Q25
Loans	$ 7.2
Debt securities	8.5
Equity securities	13.5
Other[7]	4.7
Total On-B/S alternative investments	$ 33.9

$ in billions	3Q25
Client co-invest	$ 18.6
Firmwide initiatives / CRA investments	8.4
Historical principal investments[5]	6.9
Total On-B/S alternative investments	$ 33.9

Historical Principal Investments Rollforward

$ in billions	3Q25
Beginning balance	$ 8.0
Additions	–
Dispositions / paydowns	(1.1)
Net mark-ups / (mark-downs)	–
Net change	(1.1)
Ending balance	$ 6.9

7

Platform Solutions

Financial Results

$ in millions	3Q25	vs. 2Q25	vs. 3Q24	3Q25 YTD	vs. 3Q24 YTD
Consumer platforms	$ 599	(4)%	80%	$ 1,833	18%
Transaction banking and other	71	15%	22%	198	(5)%
Net revenues	670	(2)%	71%	2,031	16%
Provision for credit losses	286	(7)%	(37)%	796	(27)%
Operating expenses	423	(3)%	(15)%	1,306	(12)%
Pre-tax earnings / (loss)	$ (39)	32%	93%	$ (71)	91%
Net earnings / (loss)	$ (30)	36%	93%	$ (56)	91%
Net earnings / (loss) to common	$ (38)	32%	91%	$ (78)	88%
Average common equity	$ 4,229	(4)%	(6)%	$ 4,372	(4)%
Return on average common equity	(3.6)%	1.5pp	35.2pp	(2.4)%	16.8pp

Platform Solutions Highlights

- 3Q25 net revenues were higher YoY
  - Consumer platforms primarily reflected a net loss in 3Q24 related to the GM credit card program that was transferred to held for sale
  - Transaction banking and other primarily reflected mark-downs in 3Q24 related to the seller financing loan portfolio that was transferred to held for sale
- 3Q25 provision for credit losses of $286 million reflected net provisions related to the credit card portfolio (driven by net charge-offs)
- 3Q25 select data[3]:
  - Total assets of $66 billion
  - Loan balance of $18 billion
  - Net interest income of $806 million

Platform Solutions Net Revenues ($ in millions)



$670
$599
$71
3Q25
$685
$623
$62
2Q25
$391
$333
$58
3Q24
Consumer platforms
Transaction banking and other

8

Loans and Net Interest Income

Loans and Net Interest Income Highlights[3]

- 3Q25 loans increased QoQ
  - Gross loans by type: $219 billion - amortized cost, $5 billion - fair value, $3 billion - held for sale
  - Average loans of $218 billion
  - Total allowance for loan losses and losses on lending commitments was $5.31 billion ($4.51 billion for funded loans)
    - $2.83 billion for wholesale loans, $2.48 billion for consumer loans
- Net charge-offs of $304 million for an annualized net charge-off rate of 0.6%
  - 0.1% for wholesale loans, 5.6% for consumer loans
- Net interest income for 3Q25 was $3.85 billion, 64% higher YoY reflecting a decrease in funding costs and an increase in interest-earning assets
  - 3Q25 average interest-earning assets of $1.69 trillion

Loans by Segment[3] ($ in billions)



$222
$217
$192
$153
$148
$129
$51
$51
$45
$18
$18
$18
3Q25
2Q25
3Q24
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

Loans by Type[3]

$ in billions	3Q25	2Q25	3Q24
Corporate	$ 32	$ 33	$ 33
Commercial real estate	34	33	28
Residential real estate	30	29	25
Securities-based	18	18	16
Other collateralized	90	86	73
Credit cards	20	21	20
Other	3	2	2
Allowance for loan losses	(5)	(5)	(5)
Total loans	$ 222	$ 217	$ 192

Metrics

2.1%
ALLL to Total Gross Loans, at Amortized Cost

1.0%
ALLL to Gross Wholesale Loans, at Amortized Cost

12.4%
ALLL to Gross Consumer Loans, at Amortized Cost

~85%
Gross Loans Secured

9

Expenses Financial Results Expense Highlights n 3Q25 total operating expenses were higher YoY vs. vs. vs. 3Q25 3Q24 — Compensation and benefits expenses were higher (reflecting improved operating 3Q25 2Q25 3Q24 YTD YTD $ in millions performance) — Non-compensation expenses were higher, reflecting increases in transaction based Compensation and benefits $ 4,680 – 14% $ 14,241 10% expenses, charitable contributions to Goldman Sachs Gives (in other expenses) and net provisions for litigation and regulatory proceedings (in other expenses) Transaction based 1,968 1% 16% 5,773 19% n 3Q25 YTD effective income tax rate was 21.5%, up from 20.2% for 2Q25 YTD, primarily due to a decrease in the impact of tax benefits on the settlement of employee share-based awards Market development 171 2% 8% 494 6% Communications and technology 545 3% 9% 1,581 8% 531 (14)% (14)% 1,655 (13)% Depreciation and amortization 3 Occupancy 242 3% – 709 (3)% Efficiency Ratio Professional fees 432 (2)% 8% 1,296 10% 64.3% 62.1% Other expenses 884 44% 55% 2,073 5% Total operating expenses $ 9,453 2% 14% $ 27,822 9% 1,294 5% 30% $ 3,438 16% Provision for taxes $ Effective Tax Rate 21.5% (1.1)pp 3Q25 YTD 3Q24 YTD 10

Capital and Balance Sheet

Capital and Balance Sheet Highlights[3]

- Both Standardized and Advanced CET1 capital ratios decreased QoQ, reflecting an increase in credit RWAs, partially offset by an increase in CET1 capital
- Returned $3.25 billion of capital to common shareholders during the quarter
  - 2.8 million common shares repurchased for a total cost of $2.00 billion
  - $1.25 billion of common stock dividends
- Deposits of $490 billion consisted of consumer $200 billion, private bank $95 billion, transaction banking $71 billion, brokered CDs $46 billion, deposit sweep programs $35 billion and other $43 billion
- BVPS increased 1.2% QoQ, driven by net earnings

Selected Balance Sheet Data[3]

$ in billions	3Q25	2Q25	4Q24
Total assets	**$ 1,808**	$ 1,785	$ 1,676
Deposits	**$ 490**	$ 466	$ 433
Unsecured long-term borrowings	**$ 277**	$ 280	$ 243
Shareholders' equity	**$ 124**	$ 124	$ 122
Average GCLA	**$ 481**	$ 462	$ 422

Capital[3]

	3Q25	2Q25	4Q24
Standardized CET1 capital ratio	**14.4%**	14.5%	15.0%
Advanced CET1 capital ratio	**15.2%**	15.3%	15.3%
Supplementary leverage ratio (SLR)	**5.2%**	5.3%	5.5%

Book Value

In millions, except per share amounts	3Q25	2Q25	4Q24
Basic shares[3]	**308.8**	311.5	322.9
Book value per common share	**$ 353.79**	$ 349.74	$ 336.77
Tangible book value per common share[1]	**$ 331.72**	$ 327.78	$ 316.02

11

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity and the forward-looking statements below, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2024. Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets (GCLA) consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) forward catalysts, estimated GDP growth or contraction, interest rate and inflation trends and volatility, (ii) the timing, profitability, benefits and other prospective aspects of business initiatives (including via acquisitions and partnerships) and the achievability of targets and goals, (iii) the firm’s expense savings, productivity (including the opportunities presented by artificial intelligence (AI)) and strategic location initiatives, (iv) the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer (SCB) requirement and G-SIB buffer, and the potential impact of changes to U.S. regulatory capital rules), (v) the firm’s prospective capital distributions (including dividends and repurchases), (vi) the firm’s future effective income tax rate, (vii) the firm’s Investment banking fees backlog and future results, (viii) the firm’s planned benchmark debt issuances, and (ix) the firm’s ability to sell, and the terms of any proposed or pending sale of, Asset & Wealth Management historical principal investments are forward-looking statements. Statements regarding forward catalysts are subject to the risk that the actual operating environment may differ, possibly materially, due to, among other things, changes or the absence of changes in general economic and market conditions, CEO confidence, sponsor activity, productivity gains, and the regulatory backdrop. Statements regarding estimated GDP growth or contraction, interest rate and inflation trends and volatility are subject to the risk that actual GDP growth or contraction, interest rate and inflation trends and volatility may differ, possibly materially, due to, among other things, changes in general economic conditions and monetary, fiscal and trade policy, including tariffs. Statements about the timing, profitability, benefits and other prospective aspects of business (including via acquisitions and partnerships), expense savings and productivity initiatives (including the opportunities presented by AI) and the achievability of targets and goals are based on the firm’s current expectations regarding the firm’s ability to effectively implement these initiatives and achieve these targets and goals and may change, possibly materially, from what is currently expected. Statements about the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s SCB requirement and G-SIB buffer), as well as its prospective capital distributions (including dividends and repurchases), are subject to the risk that the firm’s actual liquidity, regulatory capital ratios and capital distributions may differ, possibly materially, from what is currently expected, including due to, among other things, the results of supervisory stress tests, the finalization of the outstanding proposal on SCB averaging and other potential future changes to regulatory capital rules, which may not be what the firm expects. Statements about the firm’s future effective income tax rate are subject to the risk that the firm’s future effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the tax rates applicable to the firm, the firm’s earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate, and potential future guidance from tax authorities. Statements about the firm’s Investment banking fees backlog and future advisory and capital market results are subject to the risk that advisory and capital market activity may not increase as the firm expects or that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, changes in international trade policies, including the imposition of tariffs, an outbreak or worsening of hostilities, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Statements regarding the firm’s planned benchmark debt issuances are subject to the risk that actual issuances may differ, possibly materially, due to changes in market conditions, business opportunities or the firm’s funding needs. Statements about the proposed sales of Asset & Wealth Management historical principal investments are subject to the risks that buyers may not bid on these assets or bid at levels, or with terms, that are unacceptable to the firm, and that the performance of these investments may deteriorate as a result of the proposed sales. 12

Footnotes

1. Annualized return on average common shareholders' equity (ROE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders' equity. Annualized return on average tangible common shareholders' equity (ROTE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders' equity. Tangible common shareholders' equity is calculated as total shareholders' equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share (TBVPS) is calculated by dividing tangible common shareholders' equity by basic shares. Management believes that tangible common shareholders' equity and TBVPS are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders' equity, ROTE and TBVPS are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

   The table below presents a reconciliation of average and ending common shareholders' equity to average and ending tangible common shareholders' equity:

	AVERAGE FOR THE		AS OF		
Unaudited, $ in millions	THREE MONTHS ENDED SEPTEMBER 30, 2025	NINE MONTHS ENDED SEPTEMBER 30, 2025	SEPTEMBER 30, 2025	JUNE 30, 2025	DECEMBER 31, 2024
Total shareholders' equity	$ 123,507	$ 123,444	$ 124,402	$ 124,096	$ 121,996
Preferred stock	(15,153)	(14,963)	(15,153)	(15,153)	(13,253)
Common shareholders' equity	108,354	108,481	109,249	108,943	108,743
Goodwill	(5,944)	(5,907)	(5,950)	(5,952)	(5,853)
Identifiable intangible assets	(870)	(862)	(864)	(888)	(847)
Tangible common shareholders' equity	$ 101,540	$ 101,712	$ 102,435	$ 102,103	$ 102,043

2. Dealogic – January 1, 2025 through September 30, 2025.

3. For information about the following items, see the referenced sections in Part I, Item 2 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the firm's Quarterly Report on Form 10-Q for the period ended June 30, 2025: (i) Investment banking fees backlog – see "Results of Operations – Global Banking & Markets," (ii) assets under supervision (AUS) – see "Results of Operations – Asset & Wealth Management – Assets Under Supervision," (iii) efficiency ratio – see "Results of Operations – Operating Expenses," (iv) basic shares – see "Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics," (v) share repurchase program – see "Capital Management and Regulatory Capital – Capital Management" and (vi) global core liquid assets – see "Risk Management – Liquidity Risk Management."

   For information about the following items, see the referenced sections in Part I, Item 1 "Financial Statements (Unaudited)" in the firm's Quarterly Report on Form 10-Q for the period ended June 30, 2025: (i) interest-earning assets – see "Statistical Disclosures – Distribution of Assets, Liabilities and Shareholders' Equity" and (ii) risk-based capital ratios and the supplementary leverage ratio – see Note 20 "Regulation and Capital Adequacy."

   Represents a preliminary estimate for the third quarter of 2025 for the firm's assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets. These may be revised in the firm's Quarterly Report on Form 10-Q for the period ended September 30, 2025.

4. Includes selected items that the firm has sold or is selling related to the narrowing of the firm's ambitions in consumer-related activities and related to the transitioning of Asset & Wealth Management to a less capital-intensive business. Net earnings reflects the 3Q25 and 3Q25 YTD effective income tax rate for the respective segment of each item.

5. Includes consolidated investment entities (CIEs) and other legacy investments the firm intends to exit over the medium term (medium term refers to a 3-5 year time horizon from year-end 2022). The 3Q25 YTD average attributed equity for historical principal investments was $3.6 billion.

6. Consists of AUS, brokerage assets and Marcus deposits.

7. Other on-balance sheet alternative investments include tax credit investments (accounted for under the proportional amortization method of accounting) of $3.1 billion and CIEs, which held assets (generally accounted for at historical cost less depreciation) of $1.6 billion, both as of September 30, 2025. The assets held by CIEs were funded with liabilities of $0.8 billion as of September 30, 2025, which are substantially all nonrecourse, thereby reducing the firm's equity at risk. Substantially all of the firm's CIEs are engaged in commercial real estate investment activities.

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